DEUTSCHE GLOBAL REAL ESTATE SECURITIES
FUND

N-Sar July 1, 2016 - December 31, 2016



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price of
Shares	Total ($) Amt of Offering	 Amt of shares Purch by
Fund 	% of Offering Purchased by Fund	% of Funds Total
Assets	Brokers	Purchased From
Medical Properties Trust Inc	58463J304
	9/27/2016		$14.50	$725,000,000
	$14,452,121	1.11%		BAC, WELLS,
RBC, JPM, GS, SUNTRST, BBVA, DB	BANK OF
AMERICA NA

DEUTSCHE REAL ESTATE SECURITIES FUND


N-Sar July 1, 2016 - December 31, 2016



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price of
Shares	Total ($) Amt of Offering	 Amt of shares Purch by
Fund 	% of Offering Purchased by Fund	% of Funds Total
Assets	Brokers	Purchased From
Medical Properties Trust Inc	58463J304
	9/27/2016		$14.50	$725,000,000
	$32,829,088	2.01%		BAC, WELLS,
RBC, JPM, GS, SUNTRST, BBVA, DB	BANK OF
AMERICA NA

DEUTSCHE GLOBAL REAL ESTATE SECURITIES
FUND

N-Sar July 1, 2016 - December 31, 2016



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price of
Shares	Total ($) Amt of Offering	 Amt of shares Purch by
Fund 	% of Offering Purchased by Fund	% of Funds Total
Assets	Brokers	Purchased From
Medical Properties Trust Inc	58463J304
	9/27/2016		$14.50	$725,000,000
	$14,452,121	1.11%		BAC, WELLS,
RBC, JPM, GS, SUNTRST, BBVA, DB	BANK OF
AMERICA NA